UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

NNN REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue
Suite 900
Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	NNN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 6, 2026, NNN REIT, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with each of Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, TD Securities (USA) LLC and Truist Securities, Inc., each in its capacity as sales agent (the “agents”) and, together with Nomura Securities International Inc. (acting through BTIG, LLC as agent) and except in the case of BTIG, LLC, a forward seller and as applicable, their respective affiliates or agents acting as forward purchasers. The Equity Distribution Agreement replaces the Company’s existing equity distribution agreement dated August 3, 2023, and no further issuances or sales may be made thereunder.

Under the Equity Distribution Agreement, from time to time the Company may issue and sell up to 25,000,000 shares of common stock, par value $0.01 per share, through the agents acting as sales agents, or directly to the agents acting as principals for their own account, in each case at a price agreed upon at the time of sale.

In connection with the Equity Distribution Agreement, the Company intends to enter into separate master forward confirmations (collectively, the “Master Confirmations”) with each of Wells Fargo Bank, National Association, Bank of America, N.A., Citibank, N.A., Jefferies LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Royal Bank of Canada, The Toronto-Dominion Bank and Truist Bank (each, together with their respective agents or affiliates as applicable, the “forward purchasers”). Under the Equity Distribution Agreement and the Master Confirmations, from time to time the Company may enter into a supplemental confirmation and other documentation with a forward purchaser (collectively, a “forward sale agreement”). In connection with each forward sale agreement, the applicable forward purchaser will use commercially reasonable efforts to borrow from third parties and, through an agent or another affiliate acting as forward seller, sell a number of shares equal to the number of shares underlying the forward sale agreement.

In one form of forward sale agreement that the Company may enter into with certain of the forward purchasers (a “contingent forward transaction”), the Company’s obligation to sell, and the applicable forward purchaser’s obligation to purchase, shares underlying such forward sale agreement at the applicable forward sale price is contingent on the applicable forward purchaser’s exercise (or deemed exercise) of a contingency, which may occur in whole or in part from time to time prior to specified contingency expiration dates.

In another form of forward sale agreement that the Company may enter into with any of the forward purchasers (a “non-contingent forward transaction”), the Company’s obligation to sell, and the applicable forward purchaser’s obligation to purchase, shares underlying such forward sale agreement at the applicable forward sale price is not subject to the contingency described above. In this Current Report, the term “fixed share forward transaction” refers to such a non-contingent forward transaction as well as the contingency exercised portion of a contingent forward transaction.

The Company will not initially receive any proceeds from sales of borrowed shares by the forward sellers or their agents or affiliates in connection with any forward sale agreements, but, for contingent forward transactions, the Company may receive contingency premiums from the applicable forward purchaser. The Company expects to fully physically settle each fixed share forward transaction on one or more dates chosen by the Company on or prior to the maturity date of that particular forward sale agreement, in which case the Company will expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the applicable forward sale price. However, subject to certain exceptions and conditions, the Company may also elect to cash settle or net share settle a fixed share forward transaction, in which case the Company may not receive any proceeds from the issuance of shares and will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares (in the case of net share settlement).

Each agent will receive from the Company a commission that will not exceed, but may be lower than 2.0% of the gross sales price of all shares sold through it as agent under the Equity Distribution Agreement. In connection with each forward sale, the Company will pay the applicable forward purchaser, in the form of a reduced forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a mutually agreed rate that shall not be more than 2.0% of the initial forward sale price for shares underlying a contingent forward transaction or 2.0% of the gross sales price of all borrowed shares sold by it as a forward seller in connection with a non-contingent forward transaction, as applicable.

In the Equity Distribution Agreement, the Company makes customary representations to the agents, forward purchasers and forward sellers, and the Company agrees to indemnify the agents, forward purchasers and forward sellers against certain liabilities, including certain liabilities under the Securities Act of 1933.

The foregoing description of the Equity Distribution Agreement and the Master Confirmations does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Equity Distribution Agreement filed herewith as Exhibit 1.1 and the forms of Master Confirmations filed herewith as Exhibits 1.2 and 1.3, which exhibits are incorporated herein by reference. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Equity Distribution Agreement, dated August 6, 2026, among the Company and each of Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, TD Securities (USA) LLC and Truist Securities, Inc., each in its capacity as sales agent, and, together with Nomura Securities International Inc. (acting through BTIG, LLC as agent) and except in the case of BTIG, LLC, a forward seller, and each of Wells Fargo Bank, National Association, Bank of America, N.A., Citibank, N.A., Jefferies LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Royal Bank of Canada, The Toronto-Dominion Bank and Truist Bank, each in its capacity as forward purchaser.

1.2	Form of Master Forward Confirmation for Non-Contingent Forward Transactions.

1.3	Form of Master Forward Confirmation for Contingent Forward Transactions.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the securities being issued by the Company.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN REIT, INC.

By:	/s/ Vincent H. Chao
Name:	Vincent H. Chao
Title:	Executive Vice President and Chief Financial Officer

Dated: August 7, 2026